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                             KEMPER CORPORATION
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                             KEMPER CORPORATION
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April 21, 1994

FOR IMMEDIATE RELEASE



FOR MORE INFORMATION:
Janice Kalmar
708/320-4465 or
Ira Nathanson
708/320-4463



                         KEMPER CORPORATION EXPECTS
                       STRONG FIRST-QUARTER EARNINGS


     LONG GROVE, Ill. (April 21) -- Kemper Corporation (NYSE:KEM) today announced it expects to report operating earnings from continuing operations in excess of $.80 per share for the first quarter of 1994, compared with $.17 per share in the first quarter of 1993.

     "These strong earnings, which in the aggregate are on target with our corporate plan, reinforce the wisdom of our restructuring efforts and begin to reflect the underlying earnings power of Kemper's core businesses," said David B. Mathis, chairman and chief executive officer of Kemper
Corporation.

     Net income from continuing operations will be up significantly as well. The company expects first-quarter 1994 net income to be about $1.40 per share, compared with a net loss of $.38 per share in the first quarter of 1993.

     The company expects to report first-quarter 1994 earnings in detail on April 28.

     Kemper Corporation is a holding company with principal subsidiaries in asset management, life insurance and securities brokerage.

Editor's note:  Earnings per share are estimated on a primary basis.